EXHIBIT 23.2

TBPELS REGISTERED ENGINEERING FIRM F-1580
1100 LOUISIANA SUITE 4600 HOUSTON, TEXAS 77002-5294    TELEPHONE (713) 651-9191

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

To the Board of Directors
Occidental Petroleum Corporation:

We consent to the (i) inclusion in the Occidental Petroleum Corporation (“Occidental”) Form 10-K for the year ended December 31, 2024 (“Form 10-K”), and the incorporation by reference in Occidental's registration statements (No. 333-55404, 333-83124, 333-142705, 333-203801, 333-207413, 333-224691, 333-266420, 333-235445, 333-237414, 333-239236 and 333-281228) (the “Registration Statements”), of references to our name and to our letter dated January 24, 2025, relating to our review of the methods and procedures used by Occidental for estimating its oil and gas proved reserves (our “Letter”), (ii) filing of our Letter with the Securities and Exchange Commission as Exhibit 99.1 to the Form 10-K and (iii) incorporation by reference of our Letter in the Registration Statements.

/s/ RYDER SCOTT COMPANY, L.P.

RYDER SCOTT COMPANY, L.P.
TBPELS Firm Registration No. F-1580

Houston, Texas
February 18, 2025
    SUITE 2800, 350 7TH AVENUE, S.W.    CALGARY, ALBERTA T2P 3N9    TEL (403) 262-2799
    633 17TH STREET, SUITE 1700    DENVER, COLORADO 80202    TEL (303) 339-8110